[Logo]

FOR IMMEDIATE RELEASE

January 29, 2009

Company:	Dominion

Contacts:
Media:	Mark Lazenby (804) 819-2042, Mark.Lazenby@dom.com Ryan Frazier (804) 819-2521, C.Ryan.Frazier@dom.com
Analysts:	Greg Snyder (804) 819-2383, James.Gregory.Snyder@dom.com Laura Kottkamp (804) 819-2254, Laura.E.Kottkamp@dom.com

DOMINION ANNOUNCES 2008 EARNINGS,
PROVIDES 2009 GUIDANCE AND 2010 OUTLOOK

• Schedules conference call for 10 a.m. EST today
• Announces 2008 GAAP and operating earnings of $3.16 per share, exceeding operating earnings guidance range of $3.10 to $3.15 per share
• Provides 2009 operating earnings guidance of $3.20 to $3.30 per share
• Introduces 2010 operating earnings outlook of $3.33 to $3.50 per share
•   Forecasts annual operating earnings growth rate of 6 percent or more beyond 2010

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP) for the 12 months ended Dec. 31, 2008 of $1.83 billion ($3.16 per share) compared to net income of $2.54 billion ($3.88 per share) for the same period in 2007. The sale of the majority of the company’s non-Appalachian E&P operations benefited 2007 GAAP earnings by approximately $1.5 billion ($2.27 per share).

Operating earnings for the 12 months ended Dec. 31, 2008 amounted to $1.83 billion ($3.16 per share) compared to operating earnings of $1.68 billion ($2.56 per share) for the same period in 2007.  Operating earnings are defined as GAAP earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts.  Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2008 and 2007 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“2008’s operating results reflect the strength of the business model we implemented in 2007 as well as the diligent efforts of our business units to operate efficiently in challenging markets and milder-than-normal electric utility weather.

“We are providing our 2009 operating earnings guidance of $3.20 to $3.30 per share and a 2010 operating earnings outlook of $3.33 to $3.50 per share. Assuming a return to normal economic conditions, we expect to again grow operating earnings per share 6 percent or more annually beginning in 2011.

“I am confident in the fundamental strengths of our business as is our board of directors, who recently declared a nearly 11 percent dividend increase for 2009 to a rate of $1.75 per share and reconfirmed the company’s dividend policy to achieve a 55% payout ratio by 2010.”

Fourth-quarter earnings

Dominion also announced today unaudited net income determined in accordance with GAAP for the three months ended Dec. 31, 2008, of $348 million (60 cents per share) compared to net income of $299 million (52 cents per share) for the same period in 2007.

Operating earnings for the three months ended Dec. 31, 2008, were $422 million (72 cents per share) compared to operating earnings of $299 million (52 cents per share) for the three months ended Dec. 31, 2007.

Business segment results and detailed descriptions of items included in 2008 and 2007 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Fourth-quarter 2008 operating earnings compared to 2007

The increase in fourth-quarter 2008 operating earnings is primarily attributable to lower outage costs at the company’s generating units; a lower effective tax rate; lower operating and maintenance expenses at the regulated electric utility; and higher contributions from the company’s merchant generation business. These positives were partially offset by the exclusion of Peoples Natural Gas and Hope Gas, Inc. from operating earnings beginning in 2008.

Full-year 2008 operating earnings compared to 2007

The increase in full-year 2008 operating earnings per share as compared to 2007 is primarily attributable to lower unrecovered Virginia fuel expenses; higher contributions from the merchant generation business; higher volumes and realized prices from the company’s remaining E&P operations; a lower effective tax rate; and accretion due to share repurchases.  These positives were partially offset by the absence of earnings resulting from the divestiture of the majority of the company’s U.S. E&P operations; the exclusion of Peoples Natural Gas and Hope Gas, Inc. from operating earnings beginning in 2008; and milder-than-normal electric utility weather.

Complete details of fourth-quarter and full-year 2008 operating earnings compared to 2007 can be found on Schedule 4 of this release.

First-quarter 2009 operating earnings guidance

In addition to providing full-year 2009 guidance, the company is providing operating earnings guidance of 85 cents to 90 cents per share for the first quarter of 2009.

This morning, at approximately 7:30 a.m. EST, the company will publish detailed guidance for each of its operating segments.  Complete details of the company’s 2009 guidance can be found on Dominion’s Web page under Financial Modeling, Forecasts and Outlook at www.dom.com/investors/.

In providing its 2009 operating earnings guidance and its 2010 operating earnings outlook, the company notes that there could be differences between expected 2009 and 2010 GAAP earnings and operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the impact, if any, of these items on GAAP earnings. Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for its 2009 operating earnings guidance and 2010 operating earnings outlook.

Conference call today

Dominion will host its fourth-quarter earnings conference call at 10 a.m. EST on Thursday, Jan. 29.  Dominion management, including the heads of each business unit, will discuss 2008 financial results, 2009 operating earnings guidance, future growth rates and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9871.  Participants should dial in 10-15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call will be available on the company’s investor information page at www.dom.com/investors/.

A replay of the conference call will be available beginning about 1 p.m. EST Jan. 29 and lasting until 11 p.m. EST Feb. 5.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-7226.  The PIN for the replay is 24164401.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day Jan. 29.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 27,000 megawatts of generation, 1.2 trillion cubic feet equivalent of proved natural gas and oil reserves, 14,000 miles of natural gas transmission, gathering and storage pipeline and 6,000 miles of electric transmission lines.  Dominion operates the nation’s largest natural gas storage facility with 975 billion cubic feet of storage capacity and serves retail energy customers in 12 states. For more information about Dominion, visit the company's Web site at www.dom.com.

This release contains certain forward-looking statements, including our forecasted operating earnings for 2009 and 2010 as well as our projected future operating earnings growth rates which are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as fluctuations in energy-related commodity prices, the timing of the closing dates of acquisitions or divestitures, estimates of future market conditions, access to and costs of capital, fluctuations in the value of our pension assets, estimates of proved and unproved reserves, the company’s ability to meet its natural gas and oil production forecasts, the timing and receipt of regulatory approvals necessary for planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects as scheduled.  Other factors include, but are not limited to, weather conditions, including the effects of hurricanes on operations, the behavior of other market participants, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, economic conditions in the company's service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, adverse outcomes in litigation matters, and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities & Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended December 31,
	2008	2007	Change
Operating Revenue (GAAP Based) [1]	$ 4,173	$ 3,647	$ 526

Earnings:
Dominion Virginia Power	$ 102	$ 82	$ 20
Dominion Energy	135	113	22
Dominion Generation	236	133	103
Corporate and Other:
Other	(51)	(46)	(5)
Divested U.S. E&P Operations [2]	-	(5)	5
Peoples & Hope [3]	-	22	(22)
OPERATING EARNINGS	$ 422	$ 299	$ 123
Items excluded from operating earnings [2,4]	(74)	-	(74)
GAAP EARNINGS	$ 348	$ 299	$ 49

Common Shares Outstanding (average, diluted)	582.1	578.1

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.18	$ 0.14	$ 0.04
Dominion Energy	0.23	0.20	0.03
Dominion Generation	0.40	0.23	0.17
Corporate and Other:
Other	(0.09)	(0.08)	(0.01)
Divested U.S. E&P Operations [2]	-	(0.01)	0.01
Peoples & Hope [3]	-	0.04	(0.04)
OPERATING EARNINGS	$ 0.72	$ 0.52	$ 0.20
Items excluded from operating earnings 2, 4.	(0.12)	-	(0.12)
GAAP EARNINGS	$ 0.60	$ 0.52	$ 0.08

	Twelve months ended December 31,
	2008	2007	Change
Operating Revenue (GAAP Based) [1]	$ 16,290	$ 14,816	$ 1,474

Earnings:
Dominion Virginia Power	$ 380	$ 415	$ (35)
Dominion Energy	468	387	81
Dominion Generation	1,227	756	471
Corporate and Other:
Other	(241)	(192)	(49)
Divested U.S. E&P Operations [2]	-	252	(252)
Peoples & Hope [3]	-	60	(60)
OPERATING EARNINGS	$ 1,834	$ 1,678	$ 156
Items excluded from operating earnings [2,4]	-	861	(861)
GAAP EARNINGS	$ 1,834	$ 2,539	$ (705)

Common Shares Outstanding (average, diluted)	580.8	655.2

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.65	$ 0.64	$ 0.01
Dominion Energy	0.81	0.59	0.22
Dominion Generation	2.11	1.15	0.96
Corporate and Other:
Other	(0.41)	(0.29)	(0.12)
Divested U.S. E&P Operations [2]	-	0.38	(0.38)
Peoples & Hope [3]	-	0.09	(0.09)
OPERATING EARNINGS	$ 3.16	$ 2.56	$ 0.60
Items excluded from operating earnings [2,4]	-	1.32	(1.32)
GAAP EARNINGS	$ 3.16	$ 3.88	$ (0.72)

1)	2007 revenue amounts have been recast to reflect our revised derivative income statement classification policy.
2)	Dominion sold the majority of its E&P operations in 2007.
3)	Earnings for the Peoples Natural Gas Company (Peoples) and Hope Gas, Inc. (Hope) are excluded from our 2008 operating earnings.
4)	Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors/.

Schedule 2 – Reconciliation of 2008 Operating Earnings to GAAP

2008 Earnings (Twelve months ended December 31, 2008)

The net effects of the following items, all shown on an after-tax basis, are included in 2008 reported earnings, but are excluded from operating earnings:

•
$136 million tax benefit related to the planned sale of Peoples and Hope natural gas distribution companies, reflecting the reversal of deferred tax liabilities established in 2006, due to a change in the expected tax treatment of the sale.

•	$78 million of earnings from Peoples and Hope.
•	$38 million impairment charge related to a Dominion Capital investment.
•	$109 million of impairment charges reflecting other-than-temporary declines in the fair value of securities held in nuclear decommissioning trust funds.
•	$26 million net-of-tax reduction to the gain recognized in 2007 from the sale of our U.S. E&P businesses as a result of post-closing adjustments.
•
$41 million in other charges, including impairment of non-refundable deposits for certain generation-related vendor contracts and an increase to tax valuation allowances to reflect the effect of lower projected capital gain income on the realizability of state loss carryforwards attributable to specific asset impairments and dispositions.

(millions, except per share amounts)	1Q08	2Q08	3Q08	4Q08	YTD 2008*
Operating earnings	$578	$289	$545	$422	$1,834
Items excluded from operating earnings (after-tax):
Tax benefit related to the planned sale of Peoples & Hope	136				136
Peoples and Hope operations	31	30	2	15	78
Dominion Capital asset impairment	(38)				(38)
Impairment losses in nuclear decommissioning trust funds	(16)	(15)	(19)	(59)	(109)
Adjustment to gain on sale of our U.S. E&P businesses			(26)		(26)
Other charges	(11)	(6)	6	(30)	(41)
Total items excluded from operating earnings	102	9	(37)	(74)	0
Reported net income	$680	$298	$508	$348	$1,834
Common shares outstanding (average, diluted)	578.4	580.7	582.0	582.1	580.8
Operating earnings per share	$1.00	$0.50	$0.94	$0.72	$3.16
Items excluded from operating earnings (after-tax)	0.18	0.01	(0.07)	(0.12)	0.00
Reported earnings per share	$1.18	$0.51	$0.87	$0.60	$3.16
*	YTD 2008 EPS may not equal sum of quarters due to share count differences.

Schedule 3 – Reconciliation of 2007 Operating Earnings to GAAP

2007 Earnings (Twelve months ended December 31, 2007)

The net effects of the following items, all shown on an after-tax basis, are included in 2007 reported earnings, but are excluded from operating earnings:

•	$1.5 billion net benefit resulting from the sale of the majority of our E&P operations including:
•	$2.1 billion net gain from the sales; partially offset by
•
$506 million in other charges including the effect of discontinuing hedge accounting for certain gas and oil hedges and subsequent changes in the fair value of these hedges ($342 million), settlement of volumetric production payment (VPP) agreements ($108 million), and employee-related expenses; and

•	$148 million in net charges related to the early retirement of debt associated with the completion of our debt tender offer in July 2007;
•	$119 million net benefit related to the release of tax valuation allowances;
•	$270 million of impairment charges related to our merchant generation assets including $252 million related to the sale of a partially completed generation facility (Dresden);
•	$137 million charge related to the termination of a power sales agreement at our State Line generating facility;
•
$158 million extraordinary item related to the reapplication of SFAS No. 71, Accounting for the Effects of Certain Types of Regulation, to the Virginia jurisdiction of our electric utility generation operations;

•	$56 million in charges related to the impairment of certain Dominion Capital investments;
•	$29 million in charges related to litigation reserves;
•	$93 million in other charges, including losses from certain discontinued operations.

(millions, except per share amounts)	1Q07	2Q07	3Q07	4Q07	YTD 2007*
Operating earnings	$518	$310	$551	$299	$1,678
Items excluded from operating earnings (after-tax):
Items related to the sale of the majority of our E&P operations:
Net gain on sale	(2)	5	2,124	12	2,139
Other related charges	(6)	(482)	(15)	(3)	(506)
Net charges related to debt tender offer		15	(163)		(148)
Release of tax valuation allowances, net	(6)	70	55		119
Impairment of merchant generation assets		(252)	(18)		(270)
Termination of the State Line power sales agreement			(140)	3	(137)
Extraordinary item related to the reapplication of SFAS 71		(158)			(158)
Dominion Capital impairment of assets			(55)	(1)	(56)
Litigation reserves	(16)		(16)	3	(29)
Other charges	(35)	(38)	(6)	(14)	(93)
Total items excluded from operating earnings	(65)	(840)	1,766	0	861
Reported net income (loss)	$453	($530)	$2,317	$299	$2,539
Common shares outstanding (average, diluted) **	701.7	698.2	639.6	578.1	655.2
Operating earnings per share	$0.74	$0.44	$0.86	$0.52	$2.56
Items excluded from operating earnings (after-tax)	(0.09)	(1.20)	2.76	0.00	1.32
Reported earnings per share	$0.65	($0.76)	$3.62	$0.52	$3.88
*	YTD 2007 EPS may not equal sum of quarters due to share count differences.
**	As a result of the net loss from continuing operations for the three months ended June 30, 2007, the issuance of common stock under potentially-dilutive securities was considered antidilutive and therefore not included in the calculation of the diluted loss per share for that period.

Schedule 4 - Reconciliation of 2008 Earnings to 2007

Preliminary, unaudited	Three Months Ended		Twelve Months Ended
(millions, except EPS)	December 31,		December 31,
	2008 vs. 2007		2008 vs. 2007
	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	$1	$0.00	($14)	($0.03)
Customer growth	2	0.00	9	0.01
Other	(8)	(0.01)	(9)	(0.01)
Storm damage and service restoration - distribution operations	2	0.00	(10)	(0.02)
Interest expense	3	0.01	(9)	(0.01)
Depreciation and amortization	(2)	0.00	(6)	(0.01)
Retail energy marketing operations	(7)	(0.01)	(2)	(0.01)
Operation & maintenance expense	17	0.03	4	0.01
Other	12	0.02	2	0.00
Share accretion	---	0.00	---	0.08
Change in contribution to operating earnings	$20	$0.04	($35)	$0.01

Dominion Energy
Producer services	$1	$0.00	($6)	($0.01)
Gas and Oil - production	(9)	(0.02)	40	0.06
Gas and Oil - prices	10	0.02	44	0.07
Gas and Oil - DD&A expense	4	0.01	(17)	(0.03)
Other	16	0.02	20	0.04
Share accretion	---	0.00	---	0.09
Change in contribution to operating earnings	$22	$0.03	$81	$0.22

Dominion Generation
Regulated electric sales:
Weather	$1	$0.00	($27)	($0.04)
Customer growth	3	0.01	16	0.02
Other	(8)	(0.01)	26	0.04
Virginia fuel underrecovery	0	0.00	243	0.37
Merchant generation margin	20	0.03	174	0.27
Outage costs	51	0.08	1	0.00
Interest expense	7	0.01	41	0.06
Depreciation and amortization	(9)	(0.02)	(37)	(0.06)
Other	38	0.07	34	0.06
Share accretion	---	0.00	---	0.24
Change in contribution to operating earnings	$103	$0.17	$471	$0.96

Corporate and Other
Change in contribution to operating earnings [1]	($22)	($0.04)	($361)	($0.59)

Change in consolidated operating earnings	$123	$0.20	$156	$0.60

Change in items excluded from operating earnings [1,2]	($74)	($0.12)	($861)	($1.32)

Change in net income (GAAP earnings)	$49	$0.08	($705)	($0.72)

1)	Earnings for the Peoples Natural Gas Company (Peoples) and Hope Gas, Inc. (Hope) are excluded from our 2008 operating earnings.
2)	Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors/.